Exhibit 10.20

November 30, 2015

Peter B. Delaney
One Leadership Square, Suite 150
211 North Robinson Avenue
Oklahoma City, Oklahoma 73102
Dear Mr. Delaney:
You are currently serving as interim President and Chief Executive Officer of Enable GP, LLC (the “General Partner”), the general partner of Enable Midstream Partners, LP (the “Partnership”), through December 31, 2015. You are currently employed by OGE Energy Corp. (“OGE”), but you will retire from OGE on December 1, 2015. Upon your retirement from OGE, you will be employed by Enable Midstream Services, LLC (the “Company”), a wholly-owned subsidiary of the Partnership, while you continue to serve as interim President and Chief Executive Officer of the General Partner. The purpose of this letter agreement (the “Agreement”) is to set forth the terms of your employment with the Company from December 1, 2015 through December 31, 2015 (the “Term”).

1.
Title and Duties. As interim President and Chief Executive Officer of the General Partner, you will continue to report directly to the General Partner’s Board of Directors. Your duties, powers, and responsibilities will continue to include those commensurate with such title and other duties, powers, and responsibilities as the Board of Directors may assign to you.

2.
Compensation. During the Term, your compensation shall consist solely of a salary of $100,000, payable on or before December 31, 2015, subject to applicable withholding for federal, state and local income and employment taxes.

3.	Benefits. By signing this Agreement, you knowingly and voluntarily waive all rights you may have to participate in the Company’s and the Partnership’s benefit and incentive compensation plans.

4.
Term. You will be an “at-will” employee of the Company during the Term. Your employment with the Company will terminate at the end of the last day of the Term when you cease to be the interim President and Chief Executive Officer of the General Partner.

Exhibit 10.20

Please countersign this Agreement to confirm your understanding of and agreement with the terms set forth herein.
Sincerely,

Enable Midstream Services, LLC

By:__/s/ Rodney J. Sailor______________________
Rodney J. Sailor
Executive Vice President & Chief Financial Officer

Acknowledgement and Acceptance

_____/s/ Peter B. Delaney______________________
Peter B. Delaney

_____November 30, 2015______________________
Date

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